UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2011

TONGJI HEALTHCARE GROUP, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-140645	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 5 Beiji Road Nanning, Guangxi, People’s Republic of China (Address of principal executive offices) (zip code)

86-771-2020000 (Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the board of directors of the Company appointed Eric Zhang as our Chief Financial Officer, effective March 3, 2011.

Mr. Zhang, 37, is a Certified Public Accountant, licensed in California. Mr. Zhang graduated with a Master of Science in Taxation from Golden Gate University in 2004. He obtained his Bachelor of Business Administration from California State University in Los Angeles in 2000. He is the managing partner at Chan & Zhang LLP, a public accounting firm in Los Angeles since December 2004. Meanwhile, Mr. Zhang served as the controller of China PharmaHub Corp. on a part-time basis from January 2010 to December 2010.  He served as staff accountant at C.G. Uhlenberg LLP from July 2003 to December 2004 and at Homer Chan Tax & Consultant, Inc. from January 2000 to June 2003. Mr. Zhang was the Honorable Chairman of Business Advisory Committee of National Republican Congressional Committee (year 2005) and Businessman of the Year in 2005 honored by Business Advisory Committee of National Republican Congressional Committee. Mr. Zhang is also a Personal Financial Specialist and an Enrolled Agent.

Mr. Zhang will serve as our Chief Financial Officer on a part-time basis for a term of three years.  Mr. Zhang’s compensation as our Chief Financial Officer is set forth in an employment agreement between Mr. Zhang and the Company dated March 3, 2011.  Pursuant to the agreement, Mr. Zhang is to receive an annual salary of $25,000 before the Company’s upgrade to mainboard exchanges and $50,000 after the Company’s upgrade.

Additionally, Mr. Zhang will be granted an option to purchase 100,000 shares of common stock of the Company, such option to vest in three equal installments of 33,333 shares each, with the last installment being 33,334 shares, starting on the first anniversary of grant and subsequent anniversaries thereafter, at an exercise price equivalent to the closing price per share of common stock on the date of grant.

There is no family relationship between Mr. Zhang and any of our other officers and directors. Mr. Zhang is not a director of any company. Except for the employment agreement described below, Mr. Zhang has not had any transaction with us since the beginning of our last fiscal year.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated March 3, 2011, between the Company and Eric Zhang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2011	TONGJI HEALTHCARE GROUP, INC.

By: /s/ Yunhui Yu
Yunhui Yu
President and Chief Executive Officer